    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 25, 2000


                                                      REGISTRATION NO. 333-47566

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           -------------------------


                                AMENDMENT NO. 1


                                       TO

                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                           -------------------------

                          NEXTRON COMMUNICATIONS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           CALIFORNIA*                            7371                            77-0392855
 (STATE OF INCORPORATION OR OTHER     (PRIMARY STANDARD INDUSTRIAL       (IRS EMPLOYER IDENTIFICATION
 JURISDICTION OF INCORPORATION OR            CLASSIFICATION                        NUMBER)
          ORGANIZATION)                       CODE NUMBER)

                          NEXTRON COMMUNICATIONS, INC.
                          6830 VIA DEL ORO, SUITE 240
                           SAN JOSE, CALIFORNIA 95119
                                 (408) 574-0200
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                    REGISTRANT'S PRINCIPAL EXECUTIVE OFFICE)
                           -------------------------

                               JEFFREY M. TABLAK
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                          NEXTRON COMMUNICATIONS, INC.
                          6830 VIA DEL ORO, SUITE 240
                           SAN JOSE, CALIFORNIA 95119
                                 (408) 574-0200
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                                   COPIES TO:

     JAMES A. OUNSWORTH, ESQ.             ARMAN PAHLAVAN, ESQ.           ALLISON LEOPOLD TILLEY, ESQ.
   SAFEGUARD SCIENTIFICS, INC.            PAUL G. PRINCE, ESQ.            JOSEPH R. TIFFANY II, ESQ.
    800 THE SAFEGUARD BUILDING          GEORGOPOULOS PAHLAVAN &         PILLSBURY MADISON & SUTRO LLP
       435 DEVON PARK DRIVE                   PRINCE, LLP                    2550 HANOVER STREET
    WAYNE, PENNSYLVANIA 19087             935 HAMILTON AVENUE                PALO ALTO, CA 94304
          (610) 293-0600              MENLO PARK, CALIFORNIA 94025              (650) 233-4500
                                             (650) 473-9001

                           -------------------------

          APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
As soon as practicable after the effective date of this Registration Statement.

     If the only securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _____

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _____

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _____

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SUCH
SECTION 8(a), MAY DETERMINE.


* The Registrant intends to reincorporate in Delaware prior to the effective date of this Registration Statement.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                EXPLANATORY NOTE



     The purpose of this Amendment No. 1 to the Registration Statement is solely to file certain exhibits to the Registration Statement, as set forth below in
Item 16(a) of Part II.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The expenses (other than underwriting discounts and commissions) payable in connection with the sale of the common stock offered hereby are as follows:


                          EXPENSE                             AMOUNT
                          -------                             -------
Securities and Exchange Commission registration fee.........  $15,180
NASD filing fee.............................................  $30,500
Nasdaq filing fee...........................................  $ 5,000
Printing and engraving expenses.............................  $     *
Legal fees and expenses.....................................  $     *
Accounting fees and expenses................................  $     *
Blue sky fees and expenses (including legal fees)...........  $     *
Transfer agent and registrar fees expenses..................  $     *
Miscellaneous...............................................  $     *
                                                              -------
  Total.....................................................  $50,680
                                                              =======


-------------------------
* To be filed by amendment.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS


     Section 145 of the Delaware General Corporation Law (the "Delaware Law") authorizes a court to award, or a corporation's Board of Directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act"). Our certificate of incorporation (Exhibit 3.2 hereto) and our bylaws (Exhibit 3.4 hereto) provide for indemnification of our directors, officers, employees and other agents to the maximum extent permitted by Delaware Law. In addition, we have entered into Indemnification Agreements (Exhibit 10.12 hereto) with our officers and directors. The Underwriting Agreement (Exhibit 1.1) also provides for cross-indemnification among Nextron and the underwriters with respect to certain matters, including matters arising under the Securities Act.


ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

     In the preceding three years, the Registrant has issued the following securities that were not registered under the Act:

          1. On June 3, 1998 to August 11, 1998, we issued an aggregate of 1,401,001 shares of common stock to employees and their families for an aggregate purchase price of $24,001 pursuant to Subscription Agreements.

          2. On November 6, 1998, we sold 33,334 shares of series A preferred stock for an aggregate purchase price of $30,000 to three purchasers.

          3. For the period January 1996 to May 1999, we issued promissory notes in the aggregate principal amount of $13,498.00 to Safeguard.

          4. On September 24, 1999, we issued a promissory note in the principal amount of up to $1,500,000 to Bank of America.

          5. On September 24, 1999, we issued warrants, which are effective of the purchase of 150,000 shares of series B preferred stock, to Bank of America.

          6. On November 24, 1999, we issued 2,500,000 shares of series B preferred stock for an aggregate purchase price of $10,000,000 including cancellation of certain promissory notes to Safeguard described in 3 above.

          7. On November 24, 1999, we issued warrants for the purchase of 625,000 shares of series B preferred stock to Safeguard.

          8. On November 24, 1999, we issued warrants for the purchase of 1,250,000 shares of series B preferred stock to Safeguard.

          9. On November 24, 1999, we issued warrants for the purchase of 666,667 shares of series B preferred stock to US West/Dex.

          10. On December 31, 1999, we issued an aggregate of 150,000 shares of common stock to a service provider in connection with services rendered.

          11. On December 31, 1999, we issued an aggregate of 75,000 shares of common stock to a service provider in connection with services rendered.

          12. On January 26, 2000, we issued an aggregate of 135,733 shares of common stock in connection with acquisition of Just Doin' Java Unlimited.

          13. On February 25, 2000, we sold 1,092,375 shares of series C preferred stock for an aggregate purchase price of $4,369,500 to one accredited investor.

          14. On March 8, 2000, we issued warrants for the purchase of 250,000 shares of series C preferred stock to one accredited investor.

          15. On March 8, 2000, we sold 1,405,744 shares of series C preferred stock for an aggregate purchase price of $5,622,976 to one accredited investor.

          16. On May 19, 2000 to August 8, 2000, we issued an aggregate of 140,000 shares of common stock to one of our former employees in connection with entering into separation agreement and mutual release.

          17. On May 19, 2000, we issued 50,000 shares of common stock to one of our former directors.

          18. As of July 31, 2000, we issued 1,683,065 of series B preferred stock for an aggregate purchase price of $6,732,259 in consideration for cancellation of certain promissory notes to Safeguard described in 3 above.

          19. On August 8, 2000, we issued an aggregate of 632,324 shares of common stock in connection with acquisition of ImpulseSale, Inc.


          20. From June 30, 1997 to August 31, 2000, we issued options to purchase an aggregate of 3,141,901 shares of common stock to employees, directors and consultants pursuant to the 1997 Equity Compensation Plan and the 1999 Equity Incentive Plan.


          21. On September 7, 2000 we issued a promissory note in the principal amount of $5,000,000 to Safeguard.


          22. On September 7, 2000, we issued warrants to purchase 50,000 shares of our series D preferred stock.



          23. On October 5, 2000, we sold 1,000,000 shares of series D preferred stock for an aggregate purchase price of $10 million to Safeguard including cancellation of the promissory note to Safeguard described in 21 above.


     The sales of the above securities were deemed to be exempt from registration under the Securities Act in reliance on Section 4(2) of the Securities Act, or Regulation D promulgated thereunder, or Rule 701 promulgated under Section 3(b) of the Securities Act, as transactions by an issuer not involving a public offering or transactions pursuant to compensatory benefit plans and contracts relating to compensation as provided under Rule 701. The recipients of securities in each of these transactions represented their intention to acquire the securities for investment only and not with view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the share certificates and instruments issued in such transactions. All recipients had adequate access, through their relationship with the Registrant, to information about the Registrant.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) Exhibits:


EXHIBIT
NUMBER                             DESCRIPTION
-------                            -----------
   1.1*    Form of Underwriting Agreement
   1.2*    Form of Standby Stock Purchase Agreement
   3.1*    Amended and Restated Certificate of Incorporation of Nextron
   3.2*    Amended and Restated Certificate of Incorporation of Nextron
           (as proposed)
   3.3*    Bylaws of Nextron
   3.4*    Bylaws of Nextron (as proposed)
   4.1*    Specimen Stock Certificate
   5.1*    Opinion of Georgopoulos Pahlavan & Prince, LLP regarding the legality of the common stock being registered
  10.1*    1997 Equity Compensation Plan and Form of Incentive Stock
           Option Grant and Nonqualified Stock Option Grant
  10.2*    1999 Equity Incentive Plan and Form of Incentive Stock
           Option and Nonstatutory Stock Option with Terms and
           Conditions
 10.3**    Warrant to purchase stock issued to Bank of America N.A.,
           dated September 24, 1999
 10.4**    Warrant Purchase Agreement and Form of Warrant to purchase series B preferred stock issued to U.S. West Dex Holdings,
           Inc., dated as of November 24, 1999
 10.5**    Warrant to purchase 625,000 shares of series B preferred
           stock issued to Safeguard Scientifics, Inc., dated November
           24, 1999
 10.6**    Warrant to purchase 1,250,000 shares of series B preferred stock issued to Safeguard Scientifics, Inc., dated November
           24, 1999
 10.7**    Warrant to purchase series C preferred stock issued to
           Security Capital Trading, Inc., dated March 8, 2000
 10.8**    Warrant to purchase series D preferred stock issued to
           Safeguard 2000 Capital, L.P., dated September 7, 2000
 10.9**    Warrant to purchase 30,000 shares of common stock issued to
           Gordon Taubenheim
10.10**    Security Agreement between Nextron and Safeguard
           Scientifics, Inc., dated February 23, 1996
10.11**    Promissory Note in the amount of $5.0 million issued to
           Safeguard dated September 7, 2000
10.12**    Form of Indemnity Agreement between Nextron and agent,
           officers and directors
10.13**    Employment Agreement between Nextron and Jeffrey M. Tablak, dated September 8, 2000
10.14**    Employment Agreement between Nextron and Scott C. Jensen,
           dated September 8, 2000
10.15**    Employment Agreement between Nextron and Robert E. James,
           dated September 8, 2000
10.16**    Asset Purchase Agreement between Nextron and Sage Networks
           Acquisition Corp., dated July 1, 1998
10.17**    Agreement and Plan of Merger among Nextron, ImpulseSale,
           ImpulseSale Acquisition Sub, Inc. and the Selling
           Shareholders, dated August 8, 2000
 10.18*    Lease Agreement between Nextron and The Equitable Life
           Assurance Society of the United States, dated December 10,
           1995
 10.19*    Lease Agreement between Nextron and Ross-Green Valley II,
           dated June 5, 2000
 10.20*    Sublease Agreement between Nextron and Lasergenics, dated
           January 19, 1996
10.21**    Third Amended and Restated Investors' Rights Agreement
 21.1**    Subsidiaries of the Registrant
  23.1     Consent of KPMG LLP

EXHIBIT
NUMBER                             DESCRIPTION
-------                            -----------
  23.2*    Consent of Georgopoulos Pahlavan & Prince, LLP (see Exhibit
           5.1)
 24.1**    Power of Attorney (see Part II-5)
 27.1**    Financial Data Schedule
 99.1**    Form Letter from Nextron Commercial to holders of more than
           100 shares of Safeguard Scientifics, Inc. describing the
           Safeguard Subscription Program.
 99.2**    Form of Letter from Nextron Communications, Inc. to brokers describing the Safeguard Subscription Program.
 99.3**    Form of Subscription Form for Safeguard Subscription
           Program.


-------------------------
 * To be filed by amendment.

** Previously filed.


     (b) Financial Statement Schedules

     All information for which provision is made in the applicable accounting regulations of the Securities and Exchange Commission is either included in the consolidated financial statements or is not required under the related instructions or are inapplicable, and therefore have been omitted.

ITEM 17. UNDERTAKINGS.

     The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in San Jose, California on October 6, 2000.

                                          NEXTRON COMMUNICATIONS, INC.

                                          By:     /s/ JEFFREY M. TABLAK
                                            ------------------------------------
                                                     Jeffrey M. Tablak
                                                  Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



                      SIGNATURE                                    TITLE                     DATE
                      ---------                                    -----                     ----
                /s/ JEFFREY M. TABLAK                   Chief Executive Officer and    October 25, 2000
-----------------------------------------------------  Director (Principal Executive
                  Jeffrey M. Tablak                               Officer)

                  * Robert E. James                       Chief Financial Officer      October 25, 2000
-----------------------------------------------------     (Principal Financial and
                   Robert E. James                          Accounting Officer)

                   * Scott Jensen                                 Director             October 25, 2000
-----------------------------------------------------
                    Scott Jensen

                  * Craig J. London                      Chairman of the Board and     October 25, 2000
-----------------------------------------------------             Director
                  Craig. J. London

                 * Roop K. Lakkaraju                              Director             October 25, 2000
-----------------------------------------------------
                  Roop K. Lakkaraju

             *By: /s/ JEFFREY M. TABLAK
  ------------------------------------------------
         Jeffrey M. Tablak, Attorney-in-Fact

                                 EXHIBIT INDEX


EXHIBIT
NUMBER                             DESCRIPTION
-------                            -----------
   1.1*    Form of Underwriting Agreement
   1.2*    Form of Standby Stock Purchase Agreement
   3.1*    Amended and Restated Certificate of Incorporation of Nextron
   3.2*    Amended and Restated Certificate of Incorporation of Nextron
           (as proposed)
   3.3*    Bylaws of Nextron
   3.4*    Bylaws of Nextron (as proposed)
   4.1*    Specimen Stock Certificate
   5.1*    Opinion of Georgopoulos Pahlavan & Prince, LLP regarding the legality of the common stock being registered
  10.1*    1997 Equity Compensation Plan and Form of Incentive Stock
           Option Grant and Nonqualified Stock Option Grant
  10.2*    1999 Equity Incentive Plan and Form of Incentive Stock
           Option and Nonstatutory Stock Option with Terms and
           Conditions
 10.3**    Warrant to purchase stock issued to Bank of America N.A.,
           dated September 24, 1999
 10.4**    Warrant Purchase Agreement and Form of Warrant to purchase series B preferred stock issued to U.S. West Dex Holdings,
           Inc., dated as of November 24, 1999
 10.5**    Warrant to purchase 625,000 shares of series B preferred
           stock issued to Safeguard Scientifics, Inc., dated November
           24, 1999
 10.6**    Warrant to purchase 1,250,000 shares of series B preferred stock issued to Safeguard Scientifics, Inc., dated November
           24, 1999
 10.7**    Warrant to purchase series C preferred stock issued to
           Security Capital Trading, Inc., dated March 8, 2000
 10.8**    Warrant to purchase series D preferred stock issued to
           Safeguard 2000 Capital, L.P., dated September 7, 2000
 10.9**    Warrant to purchase 30,000 shares of common stock issued to
           Gordon Taubenheim
10.10**    Security Agreement between Nextron and Safeguard
           Scientifics, Inc., dated February 23, 1996
10.11**    Promissory Note in the amount of $5.0 million issued to
           Safeguard dated September 7, 2000
10.12**    Form of Indemnity Agreement between Nextron and agent,
           officers and directors
10.13**    Employment Agreement between Nextron and Jeffrey M. Tablak, dated September 8, 2000
10.14**    Employment Agreement between Nextron and Scott C. Jensen,
           dated September 8, 2000
10.15**    Employment Agreement between Nextron and Robert E. James,
           dated September 8, 2000
10.16**    Asset Purchase Agreement between Nextron and Sage Networks
           Acquisition Corp., dated July 1, 1998
10.17**    Agreement and Plan of Merger among Nextron, ImpulseSale,
           ImpulseSale Acquisition Sub, Inc. and the Selling
           Shareholders, dated August 8, 2000
 10.18*    Lease Agreement between Nextron and The Equitable Life
           Assurance Society of the United States, dated December 10,
           1995
 10.19*    Lease Agreement between Nextron and Ross-Green Valley II,
           dated June 5, 2000
 10.20*    Sublease Agreement between Nextron and Lasergenics, dated
           January 19, 1996
10.21**    Third Amended and Restated Investors' Rights Agreement
 21.1**    Subsidiaries of the Registrant
  23.1     Consent of KPMG LLP
  23.2*    Consent of Georgopoulos Pahlavan & Prince, LLP (see Exhibit
           5.1)

EXHIBIT
NUMBER                             DESCRIPTION
-------                            -----------
 24.1**    Power of Attorney (see Part II-5)
 27.1**    Financial Data Schedule
 99.1**    Form Letter from Nextron Commercial to holders of more than
           100 shares of Safeguard Scientifics, Inc. describing the
           Safeguard Subscription Program.
 99.2**    Form of Letter from Nextron Communications, Inc. to brokers describing the Safeguard Subscription Program.
 99.3**    Form of Subscription Form for Safeguard Subscription
           Program.


-------------------------
 * To be filed by amendment.


** Previously filed.